                                                                    EXHIBIT 10.6

                       XIONICS DOCUMENT TECHNOLOGIES, INC.
                                70 Blanchard Road
                         Burlington, Massachusetts 01803


                          SECURITIES PURCHASE AGREEMENT
                          -----------------------------

                                        Dated as of:  August 25, 1995

To:   Each of the Investors Named on
      the FIRST SCHEDULE Annexed Hereto


Ladies and Gentlemen:

      The undersigned, Xionics Document Technologies, Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell to the Investors named on the FIRST SCHEDULE annexed hereto (collectively, the "INVESTORS", and singly, an "INVESTOR") certain Preferred Stock of the Company on the terms and subject to the conditions contained in this Agreement.

      Accordingly, the parties hereto agree as follows:



                                    ARTICLE I
                                    ---------

                         AUTHORIZATION OF CAPITAL STOCK
                         ------------------------------

      The Company represents and warrants to each of the Investors as follows:

      [Section]1.01. Capitalization of Company.
                     -------------------------

      (a) The authorized capital stock of the Company will, on and as of the Closing Date (as defined in Article III hereof), consist of: (i) 3,603,305 shares of the Company's Class A Convertible Preferred Stock, $.01 par value per share (the "CLASS A PREFERRED STOCK"); (ii) zero (0) shares of the Company's Class B Redeemable Preferred Stock, $.01 par value per share (the "CLASS B PREFERRED STOCK"); (iii) 2,779,615 shares of the Company's Class C Redeemable Convertible Preferred Stock, $.01 par value per share ("CLASS C PREFERRED STOCK" and, together with the Class A Preferred Stock and the Class B Preferred Stock, the "PREFERRED STOCK"); (iv) 20,000,000 shares of the Company's Class A Common Stock, par value $.01 per share (the "CLASS A COMMON STOCK"); and (v) 10,000,000 shares of the Company's Class B Common Stock, par value $.01 per share ("CLASS B COMMON STOCK", and, together with the Class A Common Stock, the "COMMON STOCK"). A description of







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                                      -2-


the Preferred Stock and the Common Stock and of the preferences, voting powers, rights and privileges thereof will be stated in the Company's Certificate of Incorporation (herein, as from time to time amended and in effect, called the "CERTIFICATE OF INCORPORATION"), as the same will be amended on or prior to the Closing Date by a Certificate of Amendment in or substantially in the form of EXHIBIT A attached hereto (the "CERTIFICATE OF AMENDMENT").

      (b) On and as of the Closing Date (and prior to giving effect to the transactions contemplated by this Agreement), 1,386,066 shares of Class A Common Stock, 3,603,305 shares of Class A Preferred Stock, and 1,867,877 shares of Class B Preferred Stock will be validly issued and outstanding, and will be fully-paid and non-assessable; no shares of Class B Common Stock, and no shares of Class C Preferred Stock, will have been issued prior to the Closing Date.

      [Section]1.02. AUTHORIZATION OF CLASS C PREFERRED STOCK AND COMMON STOCK. The Company will, prior to the Closing Date, duly and properly authorize the issuance of (i) 2,779,615 shares of Class C Preferred Stock, and (ii) 2,779,615 shares of Common Stock issuable by the Company upon conversion of the Class C Preferred Stock.

      [Section]1.03. CLASS B SHARES RETIRED. Promptly after giving effect to the transactions contemplated by this Agreement, all shares of Class B Preferred Stock will be cancelled.

      [Section]1.04. OTHER DEFINITIONS. Certain terms and expressions used in this Agreement are defined in Article XI hereof.





                                   ARTICLE II
                                   ----------


                     PURCHASE AND SALE OF CLASS C PREFERRED
                     --------------------------------------
                                SHARES AT CLOSING
                                -----------------

        [Section]2.01. Subject to all of the terms and conditions set forth in this Agreement and in reliance upon the representations, warranties and agreements set forth herein, the Company will issue and sell to each Investor, and each Investor agrees to purchase from the Company, at the closing hereunder (the "CLOSING"), the number of shares of Class C Preferred Stock set forth opposite such Investor's name in COLUMN II of the FIRST SCHEDULE attached hereto, for a purchase price per share of $2.9065 and for the total consideration set forth or described opposite the name of such Investor in Column III of such FIRST SCHEDULE. The shares of Class C Preferred Stock purchased by the Investors hereunder shall be referred to hereunder as the "CLASS C PREFERRED SHARES".


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                                      -3-

                                   ARTICLE III
                                   -----------


                                   THE CLOSING
                                   -----------



      [Section]3.01. The Closing under this Agreement will take place at the offices of Bingham, Dana & Gould, 150 Federal Street, Boston, Massachusetts 02110, at 10:00 a.m., local time, on August 25 1995 or at such other place and time and on such other date as may be mutually agreed upon in writing by the Investors and the Company. The date of the Closing is herein called the "CLOSING DATE". At the Closing, the Company will (among other things) deliver to each Investor stock certificates representing the Class C Preferred Shares purchased by such Investor hereunder, and each Investor will deliver to the Company the total consideration payable or deliverable by such Investor for its Class C Preferred Shares, in the form described in the FIRST SCHEDULE attached hereto.



                                   ARTICLE IV
                                   ----------

                    ADDITIONAL REPRESENTATIONS OF THE COMPANY
                    -----------------------------------------


      The Company hereby further represents and warrants to each of the Investors, on and as of the Closing Date, and, unless otherwise specified, immediately after giving effect to the transactions contemplated hereby to be consummated on the Closing Date, that:

      [Section]4.01. Corporate Existence And Power, Etc.
                     -----------------------------------

      (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority and full legal right to own or to hold under lease its properties and to carry on the business in which it is presently engaged.

      (b) The Company has all requisite corporate power and authority and has full legal right to enter into each of the Fundamental Documents, to perform, observe and comply with all of its agreements and obligations under each of such documents, and to issue and deliver to the Investors all of the Class C Preferred Shares being purchased hereunder.

      (c) Each of the Company and its Subsidiaries is qualified or has duly and properly applied to qualify as a foreign corporation, or is licensed, admitted or approved to do business as a foreign corporation or has made proper application therefor, in each jurisdiction wherein the character of the properties owned or held under lease by it, or the nature of the business conducted by it, makes such










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                                       -4-


qualification necessary, except for any such jurisdiction wherein the failure to qualify would not be reasonably likely to have a Material Adverse Effect.

      [Section]4.02. CORPORATE AUTHORITY, ETC. The execution and delivery by the Company of each of the Fundamental Documents, the performance by the Company of all of its agreements and obligations under each of such documents, the issuance and delivery by the Company to the Investors of all of the Class C Preferred Shares being purchased hereunder upon the terms contained in or contemplated by this Agreement, and the implementation of all of the other transactions contemplated by this Agreement, have been duly and properly authorized by all necessary corporate action on the part of the Company and its shareholders and do not and will not (a) contravene any provision of the Company's Certificate of Incorporation or By-laws, (b) conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, any agreement, trust deed, indenture, mortgage or other instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or affected, (c) violate any provision of any law or regulation or any order, ruling or interpretation thereunder or any judgment, decree or order of any court or governmental or regulatory authority, bureau, agency or official (all as in effect and from time to time applicable to the Company or any of its Subsidiaries), (d) require any waivers, consents or approvals from any of the creditors or trustees for creditors of the Company or any of its Subsidiaries, except for such as will have been obtained and will be in effect as of the Closing Date, or (e) require any consents or approvals from any shareholders of the Company, except such as will have been obtained and will be in effect as of the Closing Date.

      [Section]4.03. Binding Effect Of Documents, Etc.
                     ---------------------------------

      (a) Each of the Fundamental Documents has been duly executed and delivered by the Company and is in full force and effect. The agreements and obligations of the Company contained in each of the Fundamental Documents constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

      (b) The representations and warranties made by the Company in paragraph
(a) of this [Section]4.03 are subject to the following qualifications:

      (i) the enforceability of any rights and remedies provided in any Fundamental Document against any particular party thereto is subject to any applicable bankruptcy, reorganization, moratorium or other similar laws affecting generally the enforcement of rights against any party; and












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                                      -5-


      (ii) the availability of equitable remedies for the enforcement of any provision of any Fundamental Document may be subject to the discretion of the court before which any proceeding for the enforcement of any such provision may be brought.

      (c) The Certificate of Amendment has been duly and properly adopted by the Company and by its stockholders and properly filed and recorded in the State of Delaware, and is in full force and effect.

      [Section]4.04. Validity Of Shares.
                     -------------------

      (a) The Class C Preferred Shares issued, sold and delivered to the Investors by the Company pursuant to this Agreement have been duly and validly issued and are fully paid and nonassessable. 2,779,615 shares of Class A Common Stock have been duly and validly reserved for issuance by the Company upon conversion of the Class C Preferred Stock, and will be duly and validly issued, fully-paid and nonassessable upon issuance by the Company in accordance with the provisions of the Certificate of Incorporation.

      (b) Upon the purchase by the Investors of the Class C Preferred Shares being sold hereunder, and the delivery by the Company to the Investors of the stock certificates representing such Class C Preferred Shares, all in accordance with the terms of this Agreement, lawful, valid and marketable title to each of such Class C Preferred Shares shall be conveyed to and vested in the Investors, free and clear of all voting agreements, shareholder agreements, restrictions, liens and other encumbrances, except the agreements, restrictions and other encumbrances imposed by the Certificate of Incorporation, this Agreement and the Shareholder Agreement.

      (c) Upon the conversion of the Class C Preferred Shares into shares of Class A Common Stock in accordance with the Certificate of Incorporation, and the delivery by the Company of stock certificates representing such shares of Class A Common Stock, lawful, valid, and marketable title to such shares of Class A Common Stock will be conveyed to and vested in the Investors, free and clear of all voting agreements, shareholder agreements, restrictions, liens and other encumbrances, except the agreements, restrictions and other encumbrances imposed by the Certificate of Incorporation, the Shareholder Agreement, and this Agreement.

      [Section]4.05. Capitalization.
                     ---------------

      (a) THE COMPANY. The authorized and outstanding capital stock of the Company is as described in the SECOND SCHEDULE annexed hereto.






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                                      -6-



      (b) SUBSIDIARIES. (i) The Company does not have any direct Subsidiaries other than Xionics Holdings, Ltd. ("XHL"), Xionics K.K. ("XKK"), and HiBRIC Technology Gesellschaft fur Mikroelektronic mbH ("HiBRIC"), (ii) XHL does not have any direct Subsidiaries other than Xionics International Limited ("XIL"),
(iii) XIL does not have any active direct Subsidiaries other than Xionics, Inc., and (iv) except for the Subsidiaries described in clauses (i), (ii) and (iii) hereof, none of the Company or any of such Subsidiaries has any other active Subsidiaries, or owns or holds of record and/or beneficially any shares in the capital of any active corporation, or any other rights or interests in any other person. All of the outstanding capital stock of each of XHL and XKK is owned by the Company; all of the outstanding capital stock of XIL is owned by XHL; and all of the outstanding capital stock of Xionics, Inc. is owned by XIL. Seventy-five percent (75%) of the outstanding capital stock of HiBRIC is owned by the Company.

      [Section]4.06. Commitments To Issue Securities.
                     --------------------------------

      (a) Except as described in the SECOND SCHEDULE attached hereto, there are no outstanding securities exchangeable for or convertible into or carrying any rights to acquire from the Company or any of its Subsidiaries any shares of any class in the capital of the Company or any of its Subsidiaries, and there are no outstanding options, warrants or other similar rights to acquire from the Company or any of its Subsidiaries any shares of any class in the capital of the Company or any of its Subsidiaries.

      (b) No shareholder of the Company or any other person has any preemptive or other similar rights under the Certificate of Incorporation or By-laws of the Company or under any applicable law to acquire from the Company any shares of any class in the capital of the Company.

      (c) No shareholder of the Company or any other person has any rights of first refusal to purchase or acquire from the Company any shares of any class in the capital of the Company or any other securities of the Company, except for those rights contemplated by this Agreement and the Shareholder Agreement.

      [Section]4.07. AGREEMENTS AFFECTING CAPITAL STOCK. Except as described in [Section]4.07 of the THIRD SCHEDULE attached hereto ("DISCLOSURE SCHEDULE"), no shares of any class in the capital of the Company or any of its Subsidiaries are subject to any voting agreements, voting trusts, trust deeds, irrevocable proxies, shareholder agreements or any other similar agreements or instruments.

      [Section]4.08. SHAREHOLDERS. Set forth in Section 4.08 of the DISCLOSURE SCHEDULE are (a) the name of each person who owns or holds of record, on and as of the Closing Date and immediately prior to the Closing, any shares of capital stock of any class of the Company, any securities exchangeable for or convertible into any such shares, or any options, warrants or other rights to acquire any such shares (other than employee stock options), (b) the number of shares, securities, options, warrants or rights owned or held of record by each such person on and as of the Closing Date and immediately prior to the Closing, (c) each person holding employee stock options entitling such person to acquire that number of shares of Common Stock (without giving effect to vesting provisions) equal to at least one percent (1%) of the outstanding shares of Common Stock, calculated on a fully-diluted basis assuming the exercise of all options and other rights to acquire Common Stock, and the conversion of all warrants and other securities (including convertible preferred stock) convertible into Common Stock, and (d) the entire number of shares of Common Stock for which all other outstanding employee stock options are exercisable.

      [Section]4.09  Financial Statements.
                     ---------------------

      (a) The Company has heretofore furnished to each Investor the unaudited consolidated balance sheet of the Company and its Subsidiaries as at June 30, 1995 ("1995 BALANCE SHEET"), and the unaudited consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the fiscal year of the Company ending on June 30, 1995.

      (b) The financial statements of the Company referred to in paragraph (a) of this [Section]4.09 were prepared in accordance with generally accepted accounting principles and practices applied on a consistent basis and fairly represent the consolidated financial condition of the Company and its Subsidiaries as of the date thereof. The 1995 Balance Sheet presents fairly the consolidated financial position of the Company and its Subsidiaries as at June 30, 1995. The statements of income and retained earnings and cash flows of the Company and its Subsidiaries included in the financial statements referred to in such paragraph presents fairly the results of the operations of the Company and its Subsidiaries for the periods covered thereby.

      [Section]4.10.  No Adverse Changes; No Undisclosed Liabilities.
                      -----------------------------------------------

      (a) Since June 30, 1995, no changes of any kind have occurred in the assets, liabilities or financial condition of the Company and its Subsidiaries from that reflected in the 1995 Balance Sheet which individually or in the aggregate have been materially adverse to the Company and its Subsidiaries, taken as a whole. Since June 30, 1995, there has been no materially adverse development in the business or in the operations or prospects of the Company and its Subsidiaries, taken as a whole.

      (b) The Company had no material liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which, under generally accepted accounting principles, were required to be reflected on or reserved against in the

1994 Balance Sheet and which were not fully reflected on or reserved against in such balance sheet, except as disclosed in [Section]4.10(b) of the DISCLOSURE SCHEDULE.

        [Section]4.11. INDEBTEDNESS FOR BORROWED MONEY. Except as otherwise identified and described in [Section]4.11 of the DISCLOSURE SCHEDULE, the Company and its Subsidiaries do not have any Indebtedness for Borrowed Money
(a) which is not reflected in the 1995 Balance Sheet, or (b) which has not been created, incurred or assumed by the Company or any of its Subsidiaries after June 30, 1995 in the ordinary course of its business.

      As used herein, the term "INDEBTEDNESS FOR BORROWED MONEY" shall mean, in relation to any person, any indebtedness of such person (i) in respect of any money borrowed by such person, (ii) under or in respect of any guarantee by such person of any indebtedness for money borrowed by any other person, or (iii) evidenced by any loan agreement, credit agreement, promissory note, debenture, bond, guarantee or other similar written obligation of such person to pay money.

      [Section]4.12.  Title To Properties.
                      --------------------

      (a) Each of the Company and its Subsidiaries has good, valid and marketable title in and to all of its properties and assets reflected on the 1995 Balance Sheet or purported to have been acquired by the Company or any of its Subsidiaries since June 30, 1995, except tangible personal property sold or otherwise disposed of by the Company or any of its Subsidiaries in the ordinary course of its business. Except as otherwise described in [Section]4.12 of the DISCLOSURE SCHEDULE, all properties and assets of the Company and its Subsidiaries (real or personal, tangible or intangible) are free and clear of all defects of title and also free and clear of all mortgages, liens, pledges, charges, security interests and other encumbrances of any kind whatsoever, except (i) liens for current taxes not yet due and payable, and (ii) such imperfections or minor defects of title, easements, rights-of-way and other similar restrictions (if any) as are insubstantial in character, amount or extent, do not materially detract from the value or interfere with the present or proposed use of the properties or assets of the Company and its Subsidiaries subject thereto or affected thereby, and do not otherwise adversely affect or impair the business or operations of the Company and its Subsidiaries taken as a whole.

      (b) All accounts and notes receivable reflected on the 1995 Balance Sheet, and all accounts and notes receivable arising subsequent to the date of the 1995 Balance Sheet, have arisen in the ordinary course of the business of the Company and its Subsidiaries, represent valid obligations owing to the Company or its Subsidiaries, and, subject only to recorded reserves for bad debts, have been collected or are collectible in all material respects in the aggregate recorded amounts thereof in accordance with their terms.












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                                      -9-


      [Section]4.13.  Trademarks, Etc.
                      ----------------

      (a) Except as otherwise described in [Section]4.13(a) of the DISCLOSURE SCHEDULE, the Company or one of its Subsidiaries is the sole and exclusive owner of or has the right to use, free and clear of any material obligations to pay royalties or any other similar obligations, and free and clear of all mortgages, liens or other encumbrances of any kind, all (if any) patents, trade secrets, trademarks, trade names, brand names and copyrights the use of which are material to the business or operations of the Company and its Subsidiaries as now conducted. Except as otherwise described in [Section]4.13(a) of the DISCLOSURE SCHEDULE, there are no material licenses, sublicenses, covenants or agreements which have been entered into by the Company with respect to any patents, trade secrets, trademarks, trade names, brand names or copyrights. None of the Company or any of its Subsidiaries is in default in any material respect under or in relation to any such license, sublicense, covenant or agreement.

      (b) There is no claim by or demand of any person pertaining to, and there is (to the best knowledge of the Company) no pending or threatened action, suit, proceeding or investigation relating to any rights of the Company or any of its Subsidiaries in respect of any patents, trade secrets, trademarks, trade names, brand names or copyrights used in the business or operations of the Company or any of its Subsidiaries, the outcome of which could reasonably be expected to have a Material Adverse Effect.

      (c) No patent, trade secret, trademark, trade name, brand name or copyright owned or used by the Company or any of its Subsidiaries (i) is, to the Company's knowledge, being infringed by any person, or (ii) to the Company's knowledge, infringes any patent, trade secret, trademark, copyright or other intellectual property right of any person.

      (d) Except as otherwise described in [Section]4.13(d) of the DISCLOSURE SCHEDULE, none of the Company or any of its Subsidiaries is a party to or bound by any agreement or contract (whether written or oral) containing any covenant prohibiting the Company or any of its Subsidiaries from competing in any business of any kind in any territory or from competing with any person, or prohibiting the Company or any of its Subsidiaries from doing any kind of business with any person.

      [Section]4.14. GOVERNMENTAL LICENSES. All (if any) licenses, permits, franchises, consents and other authorizations from governmental agencies which are necessary for the present business or operations of the Company and its Subsidiaries have been obtained by the Company or its Subsidiaries and are in full force and effect, except for any such licenses, permits, franchises, covenants and other authorizations the absence of which could reasonably be expected to have a Material Adverse Effect. Each of the Company and its Subsidiaries has observed and is in compliance with the terms of all such licenses, permits, franchises, consents and other authorizations, except for such noncompliance as could not reasonably be expected to have a Material Adverse Effect.

      [Section]4.15. INSURANCE. Each of the Company and its Subsidiaries maintains property and liability insurance with reputable insurance companies insuring against such risks and in such amounts as are appropriate and reasonable considering the properties, business and operations of the Company and its Subsidiaries.

      [Section]4.16.  Compliance With Laws And Contracts, Etc.
                      ----------------------------------------

      (a) Each of the Company and its Subsidiaries has complied with all laws and regulations, all orders, rulings and interpretations thereunder, and all judgments, decrees and orders of courts and governmental or regulatory authorities, applicable to the Company or any such Subsidiary, its business or operations, the violation or contravention of which could reasonably be expected to have a Material Adverse Effect.

      (b) None of the Company or any of its Subsidiaries is in violation of or in default under any provision of its charter documents or By-laws. None of the Company or any of its Subsidiaries is in violation of or in default under any provision of any contract, agreement or instrument (including, without limitation, any writing evidencing any indebtedness or any guarantee) to which it is a party or by which it or any of its property is bound or affected, the violation or default under or in respect of which could reasonably be expected to result in a Material Adverse Effect.

      [Section]4.17. TAXES. Each of the Company and its Subsidiaries has filed all federal, state, county, local, foreign, and other income tax, excise tax, sales tax, use tax, gross receipts tax, franchise tax, employment and payroll related tax, property tax and all other tax returns which it has been required to file. Each of the Company, and its Subsidiaries has paid or made provision for the payment of all (if any) taxes that have become due or are required to be paid by it, except for taxes for which adequate reserves are reflected in the 1995 Balance Sheet.

      [Section]4.18.  Litigation, Etc.
                      ----------------

      (a) Except as otherwise described in [Section]4.18 of the DISCLOSURE SCHEDULE, there is no pending or (to the knowledge of the Company) threatened action, suit, proceeding, claim or investigation before any court, governmental or regulatory authority, agency, commission or official, board of arbitration or arbitrator by or against the Company or any of its Subsidiaries or in which the Company or any of its Subsidiaries is a participant, the outcome of which could reasonably be expected to result in a Material Adverse Effect.

      (b) No resolution has been passed by the shareholders of the Company for the winding up, liquidation or dissolution of the Company or any of its Subsidiaries. None of the Company or any of its Subsidiaries has made an assignment for the benefit of creditors or become insolvent. None of the Company or any of its Subsidiaries has filed a petition in voluntary liquidation or bankruptcy or filed a petition or answer or consent seeking its reorganization or the readjustment of any of its indebtedness under applicable insolvency or bankruptcy laws now or hereafter existing.

      [Section]4.19.  Transactions With Associated Persons, Etc.
                      ------------------------------------------

      (a) Except as otherwise described in [Section]4.19 of the DISCLOSURE SCHEDULE or set forth, with respect to the Investors, in any Fundamental Document, (i) none of the Company or any of its Subsidiaries is a party to or bound by or otherwise committed in respect of any agreement, instrument or contract (whether written or oral) to which any Associated Person (as hereinafter defined) is or is to become a party or under which any Associated Person has or is to acquire any rights, interests or benefits, (ii) none of the Company or any of its Subsidiaries is a party to or a participant in or otherwise committed in respect of any transaction or arrangement in which any Associated Person has or is to acquire any rights, interests or benefits, (iii) none of the Company or any of its Subsidiaries is committed to make or has any investments of any kind in any Associated Person, (iv) no Associated Person has or is committed to make any investments of any kind in the Company or any of its Subsidiaries, (v) there is no Indebtedness for Borrowed Money of the Company or any of its Subsidiaries to any Associated Person, and (vi) there is no Indebtedness for Borrowed Money of any Associated Person to the Company or any of its Subsidiaries.

      (b) As used herein, the term "ASSOCIATED PERSON" shall mean:

            (i) any person who owns or holds, of record and/or beneficially, more than five percent (5%) of all of the issued and outstanding shares of any class in the capital of the Company;

            (ii) any person who is a director or an officer of the Company or any of its Subsidiaries;

            (iii) any person who is an ancestor, a lineal descendant, a brother or sister, a spouse, a father-in-law, or a mother-in-law of a person who is an Associated Person; and

            (iv) any person which (directly or indirectly) controls or is controlled by or is under common control with any Associated Person.

As used herein, the term "ASSOCIATED PERSON" shall not include any Investor.

      [Section]4.20. CUSTOMERS. [Section]4.20 of the DISCLOSURE SCHEDULE sets forth the ten (10) largest customers of the Company and its Subsidiaries during the 1995 fiscal year of the Company, and each other customer of material importance to the business of the Company and its Subsidiaries. Except as described in [Section]4.20 of the DISCLOSURE SCHEDULE, no such customer has canceled or otherwise terminated its relationship with the Company and its Subsidiaries or its usage or purchase of the services or products of the Company and its Subsidiaries. Except as set forth in [Section]4.20 of the DISCLOSURE SCHEDULE, the Company has no knowledge that any material customer intends to cancel or otherwise modify its relationship with the Company and its Subsidiaries, or to decrease materially or limit usage or purchase of the services or products of the Company and its Subsidiaries.

      [Section]4.21. USE OF PROCEEDS. Except as otherwise described in [Section]
4.21 of the DISCLOSURE SCHEDULE, the proceeds from the sale of the Class C Preferred Shares will not be used by the Company (whether directly or indirectly) (a) to repay any principal of any Indebtedness for Borrowed Money,
(b) to pay any dividends on, to make any payments on account of the purchase or redemption of, or to make any distributions in respect of, any capital stock, or
(c) to make any other payment to any Associated Person.

      [Section]4.22. BROKERS AND FINDERS. None of the Company or any of its Subsidiaries has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

      [Section]4.23. GOVERNMENTAL CONSENTS AND APPROVALS. No approval, consent, order, authorization or license by any governmental or regulatory authority, bureau, agency or official is required, under any provision of any applicable law:

      (a) for the execution and delivery by the Company of any of the Fundamental Documents, or for the performance by the Company of any of its agreements or obligations thereunder; or

      (b) to ensure the continuing legality, validity, binding effect, or enforceability of any Fundamental Document;

EXCEPT (in each case) such approvals, consents, orders, authorizations and licenses as have been duly obtained, are adequate and are in full force and effect as of the Closing Date.

      [Section]4.24.  Private Offering.
                      -----------------

      (a) Neither the Company nor anyone acting on its behalf has offered any shares of Class C Preferred Stock or any substantially similar securities of the Company for sale to, or solicited offers to buy any securities of the Company from, or otherwise approached or negotiated with respect thereto with any prospective purchasers other than the Investors, and a limited number of other sophisticated potential investors. The Company warrants that neither the Company nor anyone acting on its behalf has offered or will offer such securities of the Company or any similar securities for issue or sale to, or solicit any offer to acquire any of the same from, anyone so as to make the issuance and sale of the Class C Preferred Shares subject to the registration requirements of Section 5 of the Securities Act.

      (b) The offer, issuance and sale of Class C Preferred Shares contemplated by this Agreement are (and the issuance of shares of Class A Common Stock upon conversion of the Class C Preferred Stock will be) exempt from the registration and prospectus delivery requirements of the Securities Act. The issuance and sale by the Company of the Class C Preferred Shares contemplated by this Agreement are (and the issuance of shares of Class A Common Stock upon conversion of the Class C Preferred Stock will be) exempt from registration or qualification under the registration or qualification requirements of all applicable state Blue Sky laws.

      [Section]4.25  Erisa.
                     ------

      (a) Except as set forth in [Section]4.25 of the DISCLOSURE SCHEDULE, the Company does not maintain or make contributions to any defined benefit or defined contribution pension plans for its employees which are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

      (b) The Company does not currently maintain, nor has it ever maintained, a retiree medical plan or program or other welfare benefit plan intended to provide benefits to retired employees of the Company.

      (c) The Company has purchased group medical insurance for active employees for which the Company is required to pay the stated premiums.

      (d) The Company does not currently maintain, nor has it ever maintained, an employee benefit plan which constitutes, or has constituted a Multi-Employer Plan within the meaning of Section 4001(a)(3) of ERISA, and the Company has not incurred any liability to any Multi-Employer Plan which remains unsatisfied in connection with a complete or partial withdrawal from any such plan within the meaning of Section 4203 or 4205 of ERISA.

      (e) The consummation of the transaction contemplated hereby will not result in (i) an "excess parachute payment" (as defined in Section 280G(b)(1) of the Internal Revenue Code) which is subject to the imposition of an excise tax under Section 4999 of the Internal Revenue Code or which would not be deductible by reason of Section 280G of the Internal Revenue Code or (ii) the payment of any severance benefits or compensation in lieu thereof.

      (f) The employee welfare plans that the Company maintains comply in all material respects with ERISA, including, without limitation, the reporting and disclosure provisions thereof.


      [Section]4.26 BROKERS, ETC. Neither the Company nor any of its officers, directors or employees has employed any broker or finder, or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

      [Section]4.27. DISCLOSURE. Neither this Agreement (including the EXHIBITS and SCHEDULES hereto), nor any of the other documents delivered at the Closing to the Investors by or on behalf of the Company pursuant to this Agreement (including the EXHIBITS and SCHEDULES hereto), taken as a whole, contains any untrue statement of any material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading.



                                    ARTICLE V
                                    ---------

                        REPRESENTATIONS OF EACH INVESTOR
                        --------------------------------


      Each Investor (severally, and not jointly) represents and warrants to the Company with respect to such Investor that:

      [Section]5.01. DUE ORGANIZATION, ETC. Each such Investor (other than Monument Trust Company) is a corporation or partnership, as the case may be, duly organized, legally existing and in good standing under the laws of the jurisdiction of its organization. Each Investor has all requisite power and authority to enter into each of the Fundamental Documents to which it is or is to become a party, and to perform, observe and comply with all of its agreements and obligations under each of such documents.

        [Section]5.02. BINDING EFFECT OF DOCUMENTS. Each of this Agreement and the other Fundamental Documents to which such Investor is a party has been duly executed and delivered by such Investor, and each Fundamental Document constitutes the valid and legally binding agreement of such Investor, enforceable in accordance with its terms, except as such validity, binding effect or enforceability may be affected by (a) applicable bankruptcy, reorganization, moratorium or other similar laws affecting generally the enforcement of rights, or (b) the availability of equitable remedies.

      [Section]5.03.  Investment Representations.
                      ---------------------------

      (a) Such Investor is purchasing the Class C Preferred Shares to be purchased by such Investor hereunder from the Company in accordance with the terms hereof for such Investor's own account without a view to any distribution thereof in violation of the Securities Act of 1933, as amended (the "SECURITIES ACT"), but, SUBJECT, NEVERTHELESS, to any requirement of law that the disposition of such Investor's property shall at all times be within such Investor's control. Such Investor has been informed and understands that the Class C Preferred Shares to be purchased by such Investor hereunder have not been registered pursuant to the provisions of Section 5 of the Securities Act and must be held indefinitely unless such securities are subsequently registered under the provisions of the Securities Act or an exemption from such registration is available.

      (b) Such Investor has been furnished with, or has had access to, all information concerning the Company and its Subsidiaries, and such opportunity to raise questions of officers of the Company, as such Investor has deemed necessary or appropriate in order to enable such Investor to make an informed investment decision with respect to the acquisition of the Class C Preferred Shares to be purchased by such Investor hereunder. Such Investor has such knowledge and experience in financial matters that such Investor is capable of evaluating the merits and risks of such Investor's investment contemplated hereby. Such Investor's financial condition is such that such Investor is able to bear all economic risks of investment contemplated hereby, including a complete loss of such Investor's investments therein and the risks of holding such investment for an indefinite period of time. Such Investor also acknowledges that there exists no market for the Class C Preferred Shares at this time. Such Investor represents that such Investor is an "accredited investor" within the meaning of Rule 501(a) promulgated under the Securities Act.

      (c) Such Investor also acknowledges that, except as otherwise provided by the terms of this Agreement and the Registration Rights Agreement, the Company is not under any obligation to register or to cause any person to register any shares of capital stock of the Company under the Securities Act, to become a reporting company under the Securities Exchange Act of 1934, as amended (the "SECURITIES EXCHANGE ACT"), or otherwise to make public the financial and other information required to comply with the requirements of any exemption from registration under the Securities Act.

      (d) Each stock certificate representing shares of Class C Preferred Stock being purchased hereunder shall bear a legend in or substantially in the following form:

            "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THIS CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED UNLESS SUCH SALE, PLEDGE OR HYPOTHECATION IS MADE IN COMPLIANCE WITH THE PROVISIONS OF RULE 144 PROMULGATED UNDER SAID ACT."

      (e) Such Investor's correct address is set forth on the FIRST SCHEDULE annexed hereto.



                                   ARTICLE VI
                                   ----------

                              CONDITIONS OF CLOSING
                              ---------------------

      The obligations of each Investor to purchase and pay for the Class C Preferred Shares being purchased by such Investor at the Closing in accordance with the terms hereof shall be subject to the satisfaction in each such instance, prior thereto or concurrently therewith, unless otherwise indicated, of each of the following conditions precedent (any of which conditions may be waived on behalf of all Investors by a Special Majority of Investors):

      [Section]6.01. FUNDAMENTAL DOCUMENTS. Each of the Fundamental Documents shall have been duly executed and delivered by the respective parties thereto. Each of the Fundamental Documents (other than this Agreement) shall be in the form thereof set out in one of the EXHIBITS to this Agreement or substantially in that form with only such variations as shall have been approved by the Investors pursuant to a written Special Investor Consent.

        [Section]6.02. CERTIFIED COPIES OF CHARTER DOCUMENTS. Each of the Investors shall have received from the Company a copy, certified by an authorized officer of the Company to be true and complete on and as of the Closing Date, of each of (a) the Certificate of Incorporation, as amended to and in effect on the Closing Date, and (b) the By-laws of the Company, as amended to and in effect on the Closing Date. Each of such documents shall be reasonably satisfactory in form and substance to the Special Majority of Investors.

        [Section]6.03. PROOF OF CORPORATE ACTION. The Investors shall have received copies, certified by an authorized officer of the Company to be true and complete on and as of the Closing Date, of the records of all corporate action taken by the Company and its shareholders to authorize the execution and delivery by the Company of each Fundamental Document to which it is a party, the performance by the Company of all of its agreements and obligations under each such document, and the issuance, sale and delivery by the Company to the Investors of the Class C Preferred Shares to be sold hereunder.

        [Section]6.04. REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Company to each Investor in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same full force and effect as if such representations and warranties had been made to each Investor by the Company on and as of such date. The Company shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement or in any of the other Fundamental Documents which are required to be performed or complied with by the Company on or prior to the Closing Date. No event shall have occurred on or prior to the Closing Date and be continuing on such date, and no condition shall exist on any such date, which constitutes a default on the part of the Company under any of the Fundamental Documents.

      [Section]6.05. PROCEEDINGS. All corporate and other proceedings in connection with the arrangements and transactions contemplated by the Fundamental Documents shall be reasonably satisfactory in form and substance to the Investors, and the Investors shall have received all such originals or certified or other copies of all such documents, including records of corporate or other proceedings, as the Investors shall have reasonably requested.

        [Section]6.06. RECAPITALIZATION TRANSACTIONS. The Company shall have consummated each of the recapitalization transactions described on [Section]6.06 of the DISCLOSURE SCHEDULE.

      [Section]6.07. DELIVERY OF STOCK CERTIFICATES. The Company shall have delivered on the Closing Date to each Investor duly issued stock certificates representing all of the Class C Preferred Shares being purchased by such Investor hereunder on the Closing Date.

      [Section]6.08. QUALIFICATIONS. All authorizations, approvals or permits (if any) of any governmental or regulatory authority or agency of the United States, The Commonwealth of Massachusetts, or any other State of the United States which are required in connection with the lawful issuance and sale by the Company of Class C Preferred Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing Date.

      [Section]6.09. MEMBERSHIP ON BOARD OF DIRECTORS. The number of directors on the Board of Directors of the Company shall have been duly and properly fixed at five (5) directors by all necessary corporate and shareholder action. The persons nominated or designated by the Investors to be directors of the Company shall have been duly and properly elected to the Board of Directors of the Company, all as contemplated by the Shareholder Agreement.

      [Section]6.10. GRANT OF REGISTRATION RIGHTS. The Investors shall have been granted certain registration rights pursuant to the Registration Rights Agreement.




                                   ARTICLE VII
                                   -----------

                   CONDITIONS OF COMPANY'S OBLIGATIONS TO SELL
                   -------------------------------------------
                            CLASS C PREFERRED SHARES
                            ------------------------

      The obligations of the Company to issue and sell Class C Preferred Shares to any Investor on the Closing Date in accordance with the terms hereof shall be subject to the satisfaction, prior thereto or concurrently therewith, of each of the following conditions precedent:

      [Section]7.01. FUNDAMENTAL DOCUMENTS. Each of this Agreement, the Shareholder Agreement and the Registration Rights Agreement shall have been duly executed and delivered to the Company by each Investor.

        [Section]7.02. REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by each Investor to the Company in Article V hereof shall be true and correct when made by such Investor and shall be true and correct on the Closing Date.

      [Section]7.03. PAYMENT FOR PREFERRED STOCK. Each Investor shall have delivered to the Company, in full and complete payment for the Class C Preferred Shares to be purchased by such Investor from the Company hereunder, the total consideration payable by such Investor for such securities in accordance with the terms hereof. Such amount shall be paid by each Investor to the Company by either or a combination of, as applicable, (a) cash, or (b) delivery to the Company of instruments canceling indebtedness of the Company or its Subsidiaries held by the Investors in the amounts set forth on the FIRST SCHEDULE attached hereto.

                                  ARTICLE VIII
                                  ------------

                            COVENANTS OF THE COMPANY
                            ------------------------

      The Company hereby covenants with each of the Investors that, from the Closing Date and until the Covenant Termination Date, except as otherwise expressly permitted or provided, in any particular instance, by a written Special Investor Consent:

     [Section]8.01. ANNUAL FINANCIAL REPORTS. The Company will at all times keep, and cause each of its Subsidiaries to keep, proper records and books of account in which complete and correct entries will be made in accordance with generally accepted accounting principles and practices applied on a consistent basis. The Company will furnish or cause to be furnished to each Investor, as soon as available and, in any event, not later than ninety (90) days after the end of each fiscal year of the Company, copies of (a) the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, (b) the related audited consolidated statements of operations of the Company and its Subsidiaries for such fiscal year, and (c) the related audited consolidated statements of changes in the financial position of the Company and its Subsidiaries in such fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles and practices applied on a consistent basis, and certified by independent accountants of recognized national standing chosen by the Company.

     [Section]8.02. QUARTERLY FINANCIAL REPORTS; OTHER FINANCIAL INFORMATION. The Company will also furnish or cause to be furnished to each Investor:

      (a) as soon as available and, in any event, not later than thirty (30) days after the end of each of the first three fiscal quarters in each fiscal year of the Company, copies of

             (i) the unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter; and

            (ii) the related unaudited consolidated statement of operations of the Company and its Subsidiaries for such fiscal quarter and for the portion of the fiscal year of the Company ended at the end of such fiscal quarter;

setting forth, in the case of each of such balance sheets and statements of operations, (A) in comparative form the corresponding figures for such fiscal quarter from the Budget (as defined in [Section]8.03 hereof), and (B) an explanation for all material differences between the figures for the fiscal quarter covered by the financial statements furnished pursuant to clauses (i) and (ii) of this paragraph (a) and the corresponding figures from the Budget; and

            (iii) the related unaudited consolidated statements of sources and application of funds and statements of changes in working capital of the Company and its Subsidiaries in such fiscal quarter;

each of the foregoing to be certified to be true, correct and complete (subject to year-end audit adjustments) by the chief financial officer of the Company;

      (b) as soon as available and, in any event, not later than thirty (30) days after the beginning of each fiscal year of the Company, copies of the Budget (as defined in [Section]8.03 hereof) of the Company for such fiscal year in the form approved by the Board of Directors of the Company, which Budget shall in any event include the projected financial statements (including balance sheet, profit and loss and cash flow projections) for each monthly accounting period in, and also for each of the first three fiscal quarters of, such fiscal year for the Company and its Subsidiaries, and, as soon as available, copies of each modification to each such Budget approved by the Board of Directors of the Company;

      (c) promptly upon their becoming available, copies of each management letter, audit report and other report of substance prepared by the Company or any of its Subsidiaries or (as the case may be) by independent accountants in connection with any audit of the accounts of the Company or of any of its Subsidiaries; and

      (d) with reasonable promptness, all such other information, reports and statements respecting the business, assets, financial condition, results of operations or prospects of the Company and its Subsidiaries as a Special Majority of Investors may from time to time reasonably request.

      [Section]8.03. PREPARATION OF BUDGET. The Company will, not later than thirty (30) days prior to the beginning of each fiscal year of the Company, prepare and submit to the Company's Board of Directors, for approval by the Board, the annual operating plan of the Company and its Subsidiaries for such fiscal year (herein sometimes called the "BUDGET"). The Budget will in any event include monthly capital and operating expense budgets, and monthly cash flow, profit and loss and balance sheet projections. Each Budget will be modified by the Company from time to time as often as reasonably necessary or appropriate. Copies of each such modification will be submitted by the Company to the Board of Directors of the Company for approval.

      [Section]8.04. NOTICE OF LITIGATION. If (a) any action, suit, proceeding or investigation by or against the Company or any of its Subsidiaries shall be instituted in or before any court, governmental or regulatory body, agency, commission or official, board of arbitration or arbitrator or shall be threatened, and the outcome of any such action, suit, proceeding or investigation could reasonably be expected to have Material Adverse Effect, or
(b) any material development, not previously disclosed by the Company to each of the Investors in writing, shall occur in any such action, suit, proceeding or investigation, then, promptly (and, in any event, within ten (10) days) after the Company shall have first become aware of any such action, suit, proceeding or investigation or of the occurrence of any such development, the Company will furnish to each of the Investors a written notice setting forth brief particulars of such action, suit, proceeding, investigation or development.


      [Section]8.05. INSPECTION. The Company will permit any of the duly authorized representatives of any Investor to visit and inspect any of the assets or properties now or at any time hereafter owned or held under lease by the Company or by any of its Subsidiaries, and, at the request of any Investor, to examine the books of account, records, reports and other papers (and to make copies thereof and to take extracts therefrom) of the Company or of any of its Subsidiaries and to discuss the affairs, finances and accounts of the Company or of any of its Subsidiaries with the directors, officers, agents and independent accountants of the Company and its Subsidiaries, all at such times and as often as any Investor may reasonably request. Any information concerning the Company or any of its Subsidiaries obtained by any Investor in connection with any such visit, inspection or examination will be kept confidential by such Investor.

      [Section]8.06. MERGERS SALES, ETC. The Company will not, and will not cause or permit any of its Subsidiaries to (a) become a party to any merger or consolidation, or (b) sell, lease, sublease or otherwise transfer or dispose of any assets (a "SALE"), except (i) Sales of inventory in the ordinary course of business, and (ii) mergers of any wholly-owned Subsidiary of the Company with any other wholly-owned Subsidiary of the Company or with the Company, PROVIDED, that in any such merger involving the Company, the Company is the surviving corporation.

      [Section]8.07. LIENS, ETC. The Company will not, and will not cause or permit any of its Subsidiaries to, grant, create, assume or incur any mortgage, pledge, security interest, lien or other encumbrance on or in respect of any part of its property, assets, income or revenues, other than in the ordinary course of business consistent with past practices; EXCLUDING, HOWEVER, from the operation of the foregoing provisions of this [Section]8.07:

      (a) liens in existence on the Closing Date and described in [Section]4.12 of the DISCLOSURE SCHEDULE; and

      (b) liens securing Indebtedness for Borrowed Money permitted by [Section] 8.08.

      [Section]8.08. LIMITATION ON INDEBTEDNESS FOR BORROWED MONEY. The Company will not, and will not permit any of its Subsidiaries to, create, incur or assume, or become or be liable (directly or indirectly) in respect of, any Indebtedness for Borrowed Money; EXCLUDING, HOWEVER, from the operation of the foregoing provisions of this [Section]8.08:

      (a) Indebtedness for Borrowed Money incurred in connection with the purchase or lease of equipment used by the Company or any of its Subsidiaries in the ordinary course of its business, the aggregate outstanding principal amount of which shall not at any time exceed $1,500,000;

      (b) Indebtedness for Borrowed Money existing on the Closing Date and described in Section 4.11 of the DISCLOSURE SCHEDULE;

      (c) Indebtedness for Borrowed Money of the Company and its Subsidiaries incurred under one or more working capital lines of credit, the aggregate outstanding principal amount of which shall not at any time exceed $3,000,000; and

      (d) additional Indebtedness for Borrowed Money of the Company and its Subsidiaries, the aggregate outstanding principal amount of which shall not at any time exceed $1,000,000.

      [Section]8.09. NATURE OF BUSINESS. The Company will not and will not cause or permit any of its Subsidiaries to, (a) engage, directly or indirectly, in any businesses except those lines of business which are not materially different from those lines of business in which the Company or any such Subsidiary is engaged on the Closing Date, or (b) undertake, conduct or transact any business in a manner prohibited by applicable law.

      [Section]8.10. LIMITATION ON INVESTMENTS. The Company will not, and will not permit any of its Subsidiaries to, make any Investments of any kind; EXCLUDING, HOWEVER, from the operation of the foregoing provisions of this [Section]8.10:

      (a) Investments in demand deposit accounts or money market accounts with, or in negotiable certificates of deposit or bankers' acceptances maturing in ninety (90) days or less from the date of issue of, any commercial bank or trust company which is organized under the laws of the United States or of any State thereof and which has, or which is owned by a bank holding company which has, a capital and surplus of at least $100,000,000;

      (b) Investments in securities (i) which are commonly known as "commercial paper", (ii) which are due and payable within ninety (90) days from the date of issue, (iii) which have been issued by any corporation organized under the laws of the United States or of any State thereof, and (iv) the ratings for which, at the time of the acquisition thereof by the Company or any of its Subsidiaries, have one of the highest two ratings given by Moody's Investors Services, Inc. or Standard and Poor's Corporation;

      (c) Investments in any marketable direct or unconditionally guarantied obligations of the United States of America or any agency thereof (provided such Investments are backed by the full faith and credit of the United States of America) which mature within one (1) year from the date of such Investments;

      (d) Investments in any mutual funds substantially all of the investments of which are Investments of the kind described in paragraph (a), (b) or (c) of this [Section]8.10;

      (e) Investment by the Company in any corporation which, prior to such Investment, is a wholly-owned Subsidiary of the Company; and

      (f) Investments in assets useful in the conduct of the business of the Company and its Subsidiaries permitted by [Section]8.09, PROVIDED, that immediately prior to and immediately after giving effect to any such Investment, the Company is in compliance in all material respects with each of the covenants set forth in this [Section]8.

      [Section]8.11.  ISSUANCE OF OTHER CAPITAL STOCK, ETC.

      (a) Except as otherwise expressly contemplated and required or permitted by Article II and Article III of this Agreement, and except for (i) the issuance of options to acquire shares of Common Stock to officers and employees of the Company or any of its Subsidiaries, provided such options have been specifically approved by the Board of Directors of the Company, (ii) the issuance of Common Stock upon the exercise of the options referred to in the foregoing clause (i),
(iii) the issuance of shares of Common Stock to the holders of rights and options to acquire Common Stock described in the SECOND SCHEDULE hereto in accordance with the instruments governing such rights and options, as in effect on Closing Date, (iv) the issuance of shares of Common Stock upon conversion of the Class A Preferred Stock and the Class C Preferred Stock, and (v) the issuance of shares of Common Stock in a Qualified Public Offering, the Company will not at any time after the effective date hereof issue (whether by way of a dividend payment or otherwise), sell or grant to any person or persons, (A) any shares of Capital Stock (as defined in [Section]8.11(b) hereof), (B) any securities convertible into or exchangeable for or carrying any rights to acquire any shares of Capital Stock, or (C) any options, warrants or other rights to acquire any shares of Capital Stock.

      (b) As used in this Article VIII, the term "Capital Stock" shall mean: (i) Preferred Stock; (ii) Common Stock; and (iii) any other class or series of any class of capital stock of the Company.

      (c) The Company will at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of issue upon conversion of shares of Class A and Class C Preferred Stock, the number of shares of Common Stock issuable from time to time upon conversion of such Preferred Stock.

      (d) The Company will not permit any of its Subsidiaries to issue, sell or grant to any person or persons, (i) any shares of capital stock of any such Subsidiary, (ii) any securities convertible into or exchangeable for or carrying any rights to acquire any shares of capital stock of any such Subsidiary, or
(iii) any options, warrants other rights to acquire any shares of capital stock of any such Subsidiary.

      [Section]8.12. DIVIDENDS AND CAPITAL DISTRIBUTIONS. The Company will not, and will not cause or permit any of its Subsidiaries to, (a) declare or pay any dividends of any kind on any shares in its capital of any class, (b) make any payments on account of the purchase or other acquisition or redemption or retirement of any shares in its capital of any class or any warrants or options to purchase any such shares, or (c) make any other distributions of any kind in respect of any shares in its capital of any class or in respect of any such warrants or options; EXCLUDING, HOWEVER, from the operation of the foregoing provisions of this Section 8.12: (i) the declaration and payment of dividends on the Class C Preferred Stock as set forth in and required by the Company's Certificate of Incorporation; (ii) the redemption of shares of Class C Preferred Stock as set forth in and required by the Company's Certificate of Incorporation; (iii) the issuance of shares of Common Stock upon conversion of the Class A and Class C Preferred Stock as set forth in the Company's Certificate of Incorporation; (iv) the declaration of ordinary cash dividends by any Subsidiary which is wholly-owned by the Company, and the payment of such dividends to the Company or to another wholly-owned Subsidiary of the Company; and (v) the repurchase by the Company of up to 370,370 shares of Class A Common Stock of the Company held by Peter Santeusanio for an aggregate purchase price not to exceed $ 250,000.

      [Section]8.13. NONCOMPETITION AGREEMENTS. The Company will cause each officer or employee of the Company and its Subsidiaries who is from time to time identified by the Board of Directors of the Company as a "key employee" to execute and deliver to the Company a noncompetition and confidentiality agreement in form and substance satisfactory to the Board of Directors of the Company.

      [Section]8.14. CONFIDENTIALITY AGREEMENTS. The Company will cause each of its employees, consultants and agents (and those of its Subsidiaries) with access to confidential information or documents of the Company or any of its Subsidiaries to execute and deliver to the Company a confidentiality agreement in form and substance satisfactory to the Board of Directors of the Company.

      [Section]8.15. DIRECTORS' MEETINGS The Company will take or cause to be taken all such measures as may be appropriate and can lawfully be effected by the Company to ensure that meetings of the Company's Board of Directors shall be duly and properly held as frequently as reasonably necessary or appropriate considering the Company's business, operations and prospects and, in any event, at least once every calendar quarter.

      [Section]8.16. NOTICE OF DEFAULTS. If (and on each occasion that) the Company shall breach or otherwise fail to comply with any of the covenants contained in this [Section]8, then, promptly (and, in any event, within five (5) business days) after the Company shall have first become aware of the occurrence or development of any such failure or breach, the Company will furnish to the Investors a written notice specifying the nature and date of the occurrence of such event or (as the case may be) the nature and period of existence of such condition and what action the Company is taking or proposes to take with respect thereto.

      [Section]8.17. AFFILIATED TRANSACTIONS, ETC.

      (a) The Company will not, and will not cause or permit any of its Subsidiaries to, enter into any agreement or transaction with any Associated Person, other than those entered into on or before the Closing Date and disclosed in [Section]4.19 of the DISCLOSURE SCHEDULE, and those entered into at any time after the Closing Date that are on terms no less favorable to the Company and its Subsidiaries than the terms of a similar agreement or transaction with a person other than an Associated Person.

      (b) The Company will not cause or permit any agreements or contracts between the Company or any of its Subsidiaries and any Associated Person to be modified or amended in any respect that is materially adverse to the Company or its Subsidiaries, or to the interests of the Investors, as such.

      [Section]8.18. TERMINATION OF ALL COVENANTS. All of the covenants of the Company contained in this Article VIII shall terminate on and as of the Covenant Termination Date.



                                   ARTICLE IX
                                   ----------

                           GRANT OF PREEMPTIVE RIGHTS
                           --------------------------

      The Company hereby grants to each of the Investors preemptive rights to purchase a portion of New Securities (as defined in [Section]9.01(a) hereof) that the Company may from time to time after the effective date hereof propose to issue to any person or persons. The preemptive rights granted to each of such Investors pursuant to this Article IX shall be governed by and subject to all of the terms and provisions contained in this Article IX:

      Section 9.01. DEFINITIONS. As used in Article IX hereof, the term "NEW SECURITIES" shall mean any capital stock of the Company of any class, and any rights, options or warrants to purchase any such capital stock, and securities (including, without limitation, debt obligations) of any type whatsoever that are, or may become, convertible into or exchangeable for any such capital stock; PROVIDED, HOWEVER, that the term "NEW SECURITIES" shall not include: (i) any shares of Class C Preferred Stock issued by the Company pursuant to this Agreement or any shares of Common Stock issuable upon conversion of the Class A or Class C Preferred Stock; (ii) employee stock options issued by the Company pursuant to any stock option plan approved by the Board of Directors of the Company, and shares of Common Stock issuable upon exercise thereof; or (iii) shares of Common Stock to be offered and sold pursuant to any Qualified Public Offering.

      Section 9.02.  PREEMPTIVE RIGHTS.

      (a) In the event (and on each occasion) that the Company shall decide to undertake an issuance of New Securities, the Company will give to each of the Investors written notice (an "OFFER NOTICE") of the Company's decision, describing the type of New Securities, the price, and the general terms upon which the Company has decided to issue the New Securities. Each Investor shall have fourteen (14) days from the date on which the Company shall give the written Offer Notice to the Investors (in this Article IX called the "OFFER DATE") to agree to purchase such New Securities for the price and upon the general terms specified in the Offer Notice and in compliance with paragraphs
(c) and (d) of this Section 9.02, by giving written notice to the Company and stating therein the quantity of New Securities to be purchased by such Investor. If, in connection with such a proposed issuance of New Securities, any Investor shall for any reason fail or refuse to give such written notice to the Company within such period of fourteen (14) days, such Investor shall, for all purposes of this Article IX, be deemed to have refused (in that particular instance only) to purchase any of such New Securities and to have waived (in that particular instance only) all rights of such Investor under this Article IX to purchase any of such New Securities.

      (b) In the event that Investors shall fail or refuse to exercise in full their rights of first refusal within said fourteen (14) day period, the Company shall have forty-five (45) days thereafter to sell the quantity of New Securities which the Investors did not agree to purchase pursuant to paragraphs
(c) and (d) of this Section 9.02, at a price and upon general terms no more favorable to the purchasers thereof than specified in the Company's Offer Notice to each of the Investors. In the event the Company has not sold the New Securities within said period of forty-five (45) days, the Company will not thereafter issue or sell any New Securities without first offering such securities to each of the Investors in the manner provided by the foregoing provisions of this Article IX.

      (c) Unless each of the Investors shall otherwise agree in writing, New Securities to be issued by the Company on any particular occasion shall be allocated among the Investors on the basis set forth below in this paragraph (c) and in paragraph (d) of this Section 9.02. Each Investor shall be entitled to purchase its Investor Percentage of any New Securities to be issued by the Company at any time after the date hereof. As used in this paragraph (c), in relation to any particular Investor and any particular issue of New Securities, the term "INVESTOR PERCENTAGE" shall mean the percentage obtained by dividing:

            (X) the total number of Investor Shares held or deemed held of record on the Offer Date by such Investor, by (Y) the total number of Investor Shares held or deemed held of record on the Offer Date by all Investors.

      (d) If any Investor shall agree to purchase less than such Investor's Investor Percentage of an issue of New Securities (as determined pursuant to paragraph (c) of this Section 9.02), each Investor who shall be willing to purchase more than such Investor's Investor Percentage of the New Securities shall be entitled to such portion of the unallocated New Securities as the total number of Investor Shares held or deemed held of record by such Investor on the Offer Date bears to the total number of Investor Shares held of record on the Offer Date by all of the Investors who shall be willing to purchase more than their Investor Percentage of the New Securities (as determined pursuant to paragraph (c) of this Section 9.02). The procedure described in the preceding sentence for allocating New Securities among Investors willing to purchase such New Securities shall be repeated until all unallocated New Securities shall have been allocated among Investors willing to purchase such unallocated New Securities, all in compliance with the provisions contained in the preceding sentence of this paragraph (d).

      (e) Each Investor covenants with the Company and each of the other Investors that each written notice given to the Company by such Investor pursuant to paragraph (a) of this Section 9.02 shall be consistent and in compliance with the terms of paragraphs (c) and (d) of this Section 9.02.

      (f) Each Investor may designate any Permitted Transferee of such Investor to exercise any preemptive rights of such Investor under this Article IX.

      Section 9.03. NO INCONSISTENT AGREEMENTS. The Company will not, at any time after the effective date of this Agreement, enter into any agreement or contract (whether written or oral) which is inconsistent in any respect with the preemptive rights granted by the Company to the Investors pursuant to Article IX of this Agreement.

      Section 9.04. TERMINATION OF PREEMPTIVE RIGHTS. All rights of the Investors under this Article IX, and all agreements and obligations of the Company under this Article IX, shall terminate and shall have no further force or effect from and after the Covenant Termination Date.




                                    ARTICLE X
                                    ---------

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION.
                  ---------------------------------------------

      Section 10.01. SURVIVAL OF REPRESENTATIONS. The representations and warranties of the Company and of each of the Investors contained in this Agreement or any agreement, instrument or document delivered pursuant to any of the provisions of this Agreement, shall survive the execution and delivery of this Agreement, any examination or investigation conducted by or on behalf of the Company or any of the Investors, and the Closing hereunder.

      Section 10.02. INDEMNIFICATION FOR MISREPRESENTATIONS. The Company agrees to indemnify and hold each Investor harmless from and against, and to pay to each Investor, on demand by such Investor from time to time, the full amount of any loss, claim, damage, liability, cost or expense (including reasonable attorneys' fees) resulting to such Investor from any false, incorrect or misleading representation or warranty of the Company contained in this Agreement, or in any agreement, instrument or document delivered by the Company to such Investor pursuant to any of the provisions of this Agreement.

      Section 10.03. EXPENSES. The Company agrees to pay to the Investors, on demand by the Investors at any time and as often as the occasion therefor may require, all reasonable out-of-pocket costs and expenses which shall be incurred or sustained by such Investor at any time in connection with any modifications or amendments to or consents, approvals or waivers under this Agreement or any of the other Fundamental Documents, or in connection with any litigation, proceeding or dispute arising out of or relating to any Fundamental Documents or relationships created thereby, or in connection with any action or proceeding taken by such Investor to protect or preserve all or any of the rights, remedies, powers or privileges of such Investor under any of such documents or to enforce any of the covenants, agreements or obligations of the Company under any of such documents (including, without limitation, all of the reasonable fees and disbursements of legal counsel for such Investor); PROVIDED, HOWEVER, that in the case of any such litigation, preceding or dispute, or any such action or proceeding, the Investors are the prevailing party.

      In addition, whether or not all or any of the arrangements or transactions contemplated by this Agreement or by any of the other Fundamental Documents shall be consummated, the Company agrees to pay, or to reimburse Mr. and Mrs.

Pao for, the reasonable legal fees and disbursements, up to $7,500 incurred by MyTech Funds, L.P. and PUSH Incorporated in connection with the negotiation, execution and delivery of this Agreement and the other Fundamental Documents.





                                   ARTICLE XI
                                   ----------

                              CERTAIN DEFINED TERMS
                              ---------------------

      As used herein the following terms shall have the meaning assigned to them in this Article XI:

      "ASSOCIATED PERSON" shall have the meaning specified in Section 4.19 hereof.

      "COVENANT TERMINATION DATE" shall mean the earlier of (i) the date on which the Company shall complete and close a Qualified Public Offering, and (ii) the date on which all outstanding shares of Class A Preferred Stock and Class C Preferred Stock have been converted to Common Stock.

      "FUNDAMENTAL  DOCUMENTS" shall mean, collectively: (i) this Agreement;
(ii) the Registration Rights Agreement; and (iii) the Shareholder Agreement.

      "INDEBTEDNESS FOR BORROWED MONEY" shall have the meaning specified in
Section 4.11 hereof.

      "INVESTMENT" shall mean, in relation to any person, all investments by such person in any other person by stock purchase, capital contribution, loan, advance, guarantee of any indebtedness or creation or assumption of any other liability in respect of any indebtedness of such other person, the acquisition by such person of all or any substantial part of the assets or properties of any other person, or the transfer or sale of property by such person (otherwise than in the ordinary course of the business of such person) to any other person for less than payment in full in cash of the transfer or sale price or the fair market value thereof (whichever of such price or value is higher).

      "INVESTORS" shall have the meaning specified in the introductory paragraph hereto.

      "INVESTOR SHARES" means, in relation to any Investor at any particular date, (i) all shares of Common Stock held of record by such Investor on such date, and (ii) all shares of Common Stock issuable by the Company to such Investor upon conversion of or in exchange for or upon exercise of rights under all other capital stock or other securities (including warrants and options) of the Company held of record by such Investor on such date; and, in this Agreement, each Investor shall be deemed to hold of record on any particular date the total number of shares of

Common Stock issuable by the Company upon conversion of or in exchange for or upon exercise of rights under all capital stock or other securities (including warrants and options) of the Company then held of record by such Investor on such date; disregarding, for this purpose, any legal or other restrictions on the exercise of such rights.

      "MATERIAL ADVERSE EFFECT" means any material adverse effect on the assets, business, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole.

      "PERMITTED TRANSFEREE" shall mean, in relation to any particular Investor, each person to whom such Investor would be permitted to transfer securities of the Company pursuant to the Shareholder Agreement.

      "PERSON" OR "PERSON" shall mean an individual, corporation, partnership, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

      "QUALIFIED PUBLIC OFFERING" shall mean, in relation to the Company, the first underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of shares of Common Stock in which (i) not less than $15,000,000 of net cash proceeds from such public offering shall be received by the Company for the account of the Company; (ii) the public offering price per share of Common Stock in such public offering shall equal or exceed $10.00; and (iii) each of the underwriters participating in such public offering shall be obligated to buy on a "firm commitment" basis all shares of Common Stock which such underwriters shall have agreed to distribute.

      "REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement, in or substantially in the form of EXHIBIT B attached hereto, dated as of the date hereof, among the Company, the Investors and certain other shareholders of the Company, as such agreement may be amended, modified or restated from time to time.

      "SHAREHOLDER AGREEMENT" shall mean the Second Amended and Restated Shareholder Agreement, in or substantially in the form of EXHIBIT C attached hereto, dated as of the date hereof, by and among the Company, the Investors, and certain other Shareholders of the Company, as such agreement may be amended, modified or restated from time to time.

      "SPECIAL INVESTOR CONSENT" shall mean, at any particular date, the consent, approval or vote of Investors holding of record or deemed to be holding of record, at such date, more than fifty percent (50%) of the total number of Investor Shares outstanding.

      "SPECIAL MAJORITY OF INVESTORS" shall mean, at any particular date, Investors holding of record or deemed to be holding of record, at such date, more than fifty percent (50%) of the total number of Investor Shares outstanding.

      "SUBSIDIARY" shall mean, in relation to the Company at any particular time, any other corporation at least fifty percent (50%) of the outstanding voting shares in the capital of which shall be owned or controlled (whether directly or indirectly) by the Company and/or by any one or more of the Company's other Subsidiaries.





                                   ARTICLE XII
                                   -----------

                                  MISCELLANEOUS
                                  -------------

      Section 12.01.  NOTICES.

      (a) All notices and other communications pursuant to this Agreement shall be in writing, either delivered in hand or sent by first-class mail, postage prepaid, or sent by telex, telecopier, facsimile machine or telegraph, addressed as follows:

             (i) if to the Company, at the address of the Company set forth on the first page hereof, or at such other address as shall have been furnished to each of the Investors in writing by the Company, and marked "Attention: Chief Executive Officer"; or

            (ii) if to any Investor, at the address or addresses of such Investor set forth opposite the name of such Investor on the FIRST SCHEDULE annexed hereto, or at such other addresses (in each case) as shall have been furnished to the Company by such Investor in writing;

and, in either case, with a copy thereof simultaneously transmitted to Neil W. Townsend, Esq., Bingham, Dana & Gould, 150 Federal Street, Boston, Massachusetts 02110.

      (b) Any notice or other communication pursuant to this Agreement shall be deemed to have been duly given or made and to have become effective (i) when delivered in hand to the party to which it was directed, (ii) if sent by telex, telecopier, facsimile machine or telegraph and properly addressed in accordance with the foregoing provisions of this Section 12.01, when transmitted, or (iii) if sent by first-class mail, postage prepaid, and properly addressed in accordance with the foregoing provisions of this Section 12.01, (A) when received by the addressee, or (B) on the third business day following the day of dispatch thereof, whichever of (A) or (B) shall be the earlier.

      Section 12.02. GOVERNING LAW. This Agreement is intended to take effect as a sealed instrument and shall be construed in accordance with and governed by the internal laws of The Commonwealth of Massachusetts, without regard to the principles of conflicts of law.

      Sectiion 12.03.  AMENDMENTS AND WAIVERS.

      (a) Except as otherwise provided by paragraph (b) of this Section 12.03, and except as otherwise expressly required by any other provisions of this Agreement, none of the terms or provisions contained in this Agreement, and none of the agreements, obligations or covenants of the Company contained in this Agreement, may be amended, modified, supplemented, waived or terminated unless
(i) the Company shall execute an instrument in writing agreeing or consenting to such amendment, modification, supplement, waiver or termination, and (ii) the Company shall receive a prior written Special Investor Consent therefor.

      (b) Each of the terms and provisions contained in this Section 12.03 or in the definitions of SPECIAL INVESTOR CONSENT or SPECIAL MAJORITY OF INVESTORS contained in Article XI may be amended, modified, supplemented, waived or terminated only by a written instrument or consent signed by the Company and by each of the Investors.

      (c) In connection with any action taken or to be taken pursuant to paragraph (a) or (b) of this Section 12.03, there shall be no obligation or requirement on the part of the Company, any of the Investors or any other persons (i) to solicit or to attempt to solicit from all of the Investors the consent or approval of all of the Investors for such action, or (ii) to submit any notices of any kind to all of the Investors in advance of any action proposed to be taken pursuant to paragraph (a) or (b) of this Section 12.03. However, copies of all written consents or approvals given by Investors in connection with any action taken or to be taken pursuant to and in compliance with paragraph (a) or (b) of this Section 12.03 shall be sent by the Company, promptly after the receipt thereof by the Company, to each Investor.

      (d) Any action taken pursuant to and in compliance with paragraph (a) or
(b) of this Section 12.03 shall be binding upon the Company and upon all of the Investors.

      Section 12.04. PROPORTIONAL ADJUSTMENTS. There are references in this Agreement to a specific price per share of the Company's Common Stock or to a specific number of shares in the capital of the Company. The specific price per share and the specific number of shares so stated are effective as of the Closing Date. The specific price per share and the specific number of shares so stated shall (in each case) be proportionally adjusted from time to time if (and on each occasion that) there shall be effected by the Company any stock dividend, stock split, subdivision of shares, combination of shares, reclassification, recapitalization or other similar corporate reorganization affecting the capital structure of the Company. The exact amount and the effective date of each adjustment effected pursuant to this Sectiion
12.04 shall be determined in good faith and on a reasonable basis by the Board of Directors of the Company. The Company shall promptly notify each Investor in writing of each such adjustment.

      Section 12.05. INTEGRATION. Annexed to this Agreement are three (3) SCHEDULES and also EXHIBITS A through C. Such SCHEDULES and EXHIBITS are an integral part of this Agreement and are hereby incorporated by reference.

      Section 12.06. RIGHTS AND OBLIGATIONS SEVERAL. The rights and obligations of each of the parties hereto shall be several (and not joint), except as otherwise expressly provided by this Agreement.

      Section 12.07. NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of any Investor in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      Section 12.08. ENTIRE AGREEMENT. This Agreement, including the SCHEDULES and EXHIBITS hereto, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any prior understandings or agreements concerning the subject matter hereof.

      Section 12.09. SEVERABILITY. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

      Section 12.10. BINDING EFFECT.

      (a) All of the covenants and agreements of the Company contained in, and all of the rights granted by the Company pursuant to, this Agreement, shall inure to the benefit of each Investor and each Permitted Transferee of such Investor to whom Investor Shares shall have been transferred. None of such covenants, agreements or rights shall be assignable or transferable by any Investor to any person except to a person who is a Permitted Transferee of such Investor.

      (b) No limited partner of any limited partnership which is a party hereto or to any other of the Fundamental Documents shall be held to any personal obligation or liability hereunder or thereunder.

      Section 12.11. COUNTERPARTS. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. In making proof of this

Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by each of the parties hereto.

      If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this Agreement and return such counterpart to the undersigned, whereupon this Agreement, as so accepted by each of you, shall become a binding agreement under seal among you and the undersigned, Xionics Document Technologies, Inc.




                                Very truly yours,

                                XIONICS DOCUMENT TECHNOLOGIES, INC.

                                By:
                                   ------------------------------------------

                                Title:
                                      ---------------------------------------

      The foregoing Securities Purchase Agreement with Xionics Document Technologies, Inc. is hereby accepted by each of the undersigned on and as of the date first set forth above.

INVESTORS
- ---------

MYTECH FUNDS, L.P.

By:
   ----------------------------------------
Title:
      -------------------------------------

By:
   ----------------------------------------
Title:
      -------------------------------------


PUSH INCORPORATED

By:
   ----------------------------------------
Title:
      -------------------------------------


ADD VENTURE ASSOCIATES, L.P.

By:
   ----------------------------------------
Title:
      -------------------------------------


ADD VENTURE ASSOCIATES II, L.P.

By:
   ----------------------------------------
Title:
      -------------------------------------


PHOENIX TECHNOLOGIES LTD.

By:
   ----------------------------------------
Title:
      -------------------------------------

HAMBRO INTERNATIONAL VENTURE FUND II

By:
   ---------------------------------
Title:  General Partner
        --------------


HAMBRO INTERNATIONAL VENTURE
 FUND OFFSHORE II

By:
   ---------------------------------
Title:  Attorney-in-Fact
        ----------------


MONUMENT TRUST COMPANY

By:
   ---------------------------------
Title:

                                                                 FIRST SCHEDULE
                                                                 --------------

                      NAMES AND ADDRESSES OF INVESTORS AND
                     INVESTMENTS IN CLASS C PREFERRED STOCK

                  THE FIRST SCHEDULE TO THE SECURITIES PURCHASE
                  AGREEMENT, DATED AS OF AUGUST 25, 1995, AMONG
                  XIONICS DOCUMENT TECHNOLOGIES, INC. AND EACH
                          OF THE INVESTORS NAMED BELOW


- --------------------------------------------------------------------------------

                     INVESTMENTS IN CLASS C PREFERRED STOCK
                     --------------------------------------


COLUMN I                                   COLUMN II         COLUMN III
- --------                                   ---------         ----------

                                                             AGGREGATE
                                           CLASS             CONSIDERATION
                                           C PREFERRED       PAID OR
                                           SHARES TO BE      DELIVERED BY
NAME AND ADDRESS OF INVESTOR               PURCHASED         INVESTOR
- ----------------------------               ---------         --------

MyTech Funds, L.P.                         516,085           $1,500,000
c/o Mr. and Mrs. Frank C. Pao
Penthouse No. 1
10 Rowes Wharf
Boston, MA  02110

PUSH Incorporated                          344,056           $1,000,000
c/o 2, Oxford Road
Kowloon, Hong Kong
Attention: Mr. Yunni Pao

ADD Venture Associates, L.P.                68,811           $  200,000
c/o Posternak, Blankstein & Lund
100 Charles River Plaza
Boston, MA  02114
Attention: Noel Posternak


                                      -2-


COLUMN I                                   COLUMN II         COLUMN III
- --------                                   ---------         ----------

                                                             AGGREGATE
                                           CLASS             CONSIDERATION
                                           C PREFERRED       PAID OR
                                           SHARES TO BE      DELIVERED BY
NAME AND ADDRESS OF INVESTOR               PURCHASED         INVESTOR
- ----------------------------               ---------         --------



ADD Venture Associates II, L.P.             34,406           $100,000
c/o Posternak Blankstein & Lund
100 Charles River Plaza
Boston, MA  02114
Attention: Noel Posternak

PHOENIX TECHNOLOGIES, LTD.                 653,707           Cancellation of
                                                             $1,900,000
                                                             indebtedness

846 University Avenue
Norwood, MA  02062
Attention: Mr. Ron Fisher

With a copy to:
      2770 De La Cruz Boulevard
      Santa Clara, CA 95050
      Attention: Legal Department


HAMBRO INTERNATIONAL                       766,078           $415,000 cash
  VENTURE FUND II                                                  - and -

404 Wyman Street - Suite 365                                 Cancellation of
Waltham, MA  02154                                           indebtedness and
                                                             surrender of Class
Attention:  Mr. Richard D'Amore,                             B Preferred Stock
            General Partner                                  in aggregate
                                                             amount of
                                                             $1,811,605





COLUMN I                                   COLUMN II         COLUMN III
- --------                                   ---------         ----------

                                                             AGGREGATE
                                           CLASS             CONSIDERATION
                                           C PREFERRED       PAID OR
                                           SHARES TO BE      DELIVERED BY
NAME AND ADDRESS OF INVESTOR               PURCHASED         INVESTOR
- ----------------------------               ---------         --------



HAMBRO INTERNATIONAL                       161,934           $85,000 cash
  VENTURE FUND OFFSHORE II                                         - and -

404 Wyman Street - Suite 365                                 Cancellation of
Waltham, MA  02154                                           indebtedness and
                                                             surrender of Class
Attention:  Mr. William Geary,                               B Preferred Stock
            General Partner                                  in aggregate
                                                             amount of $371,053

MONUMENT TRUST COMPANY                     122,585           Surrender of Class
c/o Watermark Software Inc.                                  B Preferred Stock
129 Middlesex Turnpike                                       in aggregate
Burlington, MA  01803                                        amount of $356,293
Attention: Mr. David Skok


                                                                SECOND SCHEDULE
                                                                ---------------

                              CAPITALIZATION TABLES
                              ---------------------

                             THE SECOND SCHEDULE TO
                       THE SECURITIES PURCHASE AGREEMENT,
                       DATED AS OF AUGUST 25, 1995, AMONG
              XIONICS DOCUMENT TECHNOLOGIES, INC., AND EACH OF THE INVESTORS NAMED IN THE FIRST SCHEDULE ANNEXED THERETO

- -------------------------------------------------------------------------------

                                     PART A
                                     ------

                            CAPITALIZATION OF COMPANY
                          IMMEDIATELY PRIOR TO CLOSING
                          ----------------------------

1.    Capital Stock.
      --------------


Class of                 Number of Shares        Number of Shares of
Capital                     of Class              Class Issued and
Stock                      Authorized                Outstanding
- --------                 ----------------        -------------------

Class A Common Stock       20,000,000                1,386,066

Class B Common Stock       10,000,000                        0

Class A Preferred Stock     3,603,305                3,603,305

Class B Preferred Stock     1,867,877                1,867,877



2.    Stock Purchase Warrants.      None
      ------------------------

3.    Stock Options.    See attached Section 4.08 to Disclosure Schedule.
      -------------


4.    Other Convertible Securities.
      -----------------------------

                                              Class of Stock    Number of
Registered                Nature and          Issuable on       Shares Issuable
Holder of                 Date of             Conversion of     on Conversion
Instrument                Instrument          Instrument        of Instrument
- ----------                ----------          ----------        -------------
Hambro International
Venture Fund II
("HIVF II")            Class A Preferred        Common             1,773,009
  -------

Hambro International
Venture Fund
Offshore II
("HIVFO II")           Class A Preferred        Common               363,146
  --------

Monument Trust
Company ("MTC")        Class A Preferred        Common               282,455
          ---

Phoenix Technologies,
Ltd. ("Phoenix")       Class A Preferred        Common             1,184,695
       -------



                                     PART B
                                     ------

                            CAPITALIZATION OF COMPANY
                            IMMEDIATELY AFTER CLOSING
                            -------------------------


1.    Capital Stock.


Class of                    Number of Shares        Number of Shares of
Capital                     of Class                Class Issued and
Stock                       Authorized              Outstanding
- --------                    ----------------        -------------------

Class A Common Stock           20,000,000                1,386,066

Class B Common Stock           10,000,000                      -0-

Class A Preferred Stock         3,603,305                3,603,305

Class B Preferred Stock               -0-                      -0-

Class C Preferred Stock         2,779,615                2,662,636


2.    Stock Purchase Warrants.      None.
      ------------------------

3.    Stock Options.    See attached Section 4.08 to DISCLOSURE SCHEDULE.
      -------------

4.    Convertible Securities.
      ----------------------

                                             Class of Stock    Number of
Registered                 Nature and        Issuable on       Shares Issuable
Holder of                  Date of           Conversion of     on Conversion
Instrument                 Instrument        Instrument        of Instrument
- ----------                 ----------        --------------    ---------------

                     See Section 4 of Part 1 for Outstanding
                             Class A Preferred Stock

HIVF II                Class C Preferred        Common            761,052




HIVFO II               Class C Preferred        Common            161,934


MTC                    Class C Preferred        Common            122,585


Phoenix                Class C Preferred        Common            653,707

MyTech Funds, L.P.     Class C Preferred        Common            516,085

PUSH Incorporated      Class C Preferred        Common            344,056

ADD Venture            Class C Preferred        Common             68,811
Associates, L.P.

ADD Venture            Class C Preferred        Common             34,406
Associates, II, L.P.

Phoenix                Secured Promissory       Class C           116,979
                       Note, dated              Preferred
                       August 25, 1995

                          RECAPITALIZATION TRANSACTIONS
                          -----------------------------



1. SURRENDER AND EXCHANGE OF OUTSTANDING CLASS B PREFERRED STOCK. Holders of all outstanding shares of Class B Preferred Stock will surrender such shares (including all dividends capitalized thereon) in exchange for shares of Class C Preferred Stock having an aggregate purchase price (calculated at $2.9065 per share) equal to the Liquidation Value on the surrendered shares of Class B Preferred Stock.

2. SURRENDER OF SENIOR SUBORDINATED NOTES. Holders of the Senior Subordinated Notes of Xionics Inc. will cancel such notes as payment for shares of Class C Preferred Stock having an aggregate purchase price (calculated at $2.9065 per share) equal to the outstanding principal amount of such Senior Subordinated Notes, plus accrued and unpaid interest thereon.

3.    SURRENDER AND RESTATEMENT OF PHOENIX SELLER NOTES. The Secured
      Promissory Notes of the Company issued to Phoenix Technologies Ltd. on November 8, 1994 and on April 17, 1995 will be surrendered to the Company in exchange for (i) shares of Class C Preferred Stock having an aggregate purchase price equal to $1,900,000; and (ii) a restated Secured Promissory
      Note in the original face amount of $3,299,000, payable in 20 quarterly installments as follows: (a) 6 consecutive installments of $50,000 payable on the last day of each fiscal quarter commencing with the quarter ending March 31, 1997, (b) 8 consecutive installments of $164,950 payable on the last day of each fiscal quarter commencing with the quarter ending September 30, 1998; and (c) 6 consecutive installments of $279,900 payable on the last day of each fiscal quarter commencing with the quarter ending September 30, 2000. The restated note shall provide that $340,000 of the principal balance thereof may be converted to shares of Class C Preferred Stock at a price of $2.9065 per share at any time on or prior to June 30, 1998.

            The restated Secured Promissory Note shall otherwise be substantially identical to the original note dated November 8, 1994.